                                                                               .
                                                                               .
                                                                               .
                                                                  EXHIBIT 99.3


                                   ASERA, INC.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----
Reports of Independent Certified Public Accountants                      2 - 3

Consolidated Balance Sheets                                                  4

Consolidated Statements of Operations                                        5

Consolidated Statements of Changes in Stockholders' Deficit              6 - 7

Consolidated Statements of Cash Flows                                        8

Notes to Consolidated Financial Statements                              9 - 33

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
Asera, Inc.
Redwood City, California

We have audited the accompanying consolidated balance sheet of Asera, Inc. as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Notes 1 and 5 to the consolidated financial statements, the Company ceased all business activities at its foreign subsidiaries, and on January 6, 2003, the Company assigned its assets to a third party trustee who sold substantially all of these assets on January 8, 2003. Consequently, the Company has ceased its operations, and intends to liquidate and dissolve as soon as practicable.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asera, Inc. at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

San Francisco, California
March 10, 2003

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Asera, Inc.:

We have audited the accompanying consolidated balance sheet of Asera, Inc. and its subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 1. The financial statements do not include any adjustments that might result from this uncertainty.



                                                  /s/ Deloitte & Touche LLP


San Jose, California
February 26, 2003

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

                                                                                                       December 31,
                                                                                                  ----------------------
                                                                                                       2002         2001
                                                                                                  ---------    ---------
Assets (Notes 1 and 4)
Current Assets:
    Cash and cash equivalents                                                                     $   2,730    $  36,006
    Accounts receivable (no allowance for doubtful accounts in both periods)                            225        5,540
    Prepaid expenses and other current assets                                                           197        1,512
                                                                                                  ---------    ---------
Total current assets                                                                                  3,152       43,058
                                                                                                  ---------    ---------
Property and Equipment, net (Notes 2 and 5)                                                             666       11,060
Restricted Cash (Note 1)                                                                                 --        3,000
Lease Deposits and Other Assets (Notes 5 and 10)                                                        681          837
                                                                                                  ---------    ---------
Total Assets                                                                                      $   4,499    $  57,955
                                                                                                  =========    =========

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current Liabilities:
    Accounts payable                                                                              $   2,806    $   4,492
    Accrued compensation and related benefits (Note 5)                                                  984        4,776
    Other accrued liabilities (Note 3)                                                                  451        2,001
    Deferred revenue                                                                                  2,516       27,268
    Current portion of long-term debt (Note 4)                                                        3,350        3,392
                                                                                                  ---------    ---------
Total current liabilities                                                                            10,107       41,929
Long-Term Debt, net of current portion (Note 4)                                                       1,567        3,902
Deferred Rent, long-term                                                                                 --        1,146
Deferred Revenue, long-term                                                                           5,250        3,641
Commitments and Contingencies (Notes 5 and 6)
Redeemable Convertible Preferred Stock (Note 7)                                                          --      179,827
Stockholders' Deficit (Notes 4, 6 and 10):
    Common stock, $0.001 par value; 1,000,000,000 shares authorized;
    43,618,500 and 24,573,109 shares issued and  outstanding in 2002 and 2001, respectively              44           25
    Additional paid-in capital                                                                      194,148       15,278
    Deferred stock compensation                                                                        (110)      (2,066)
    Accumulated deficit                                                                            (206,386)    (185,825)
    Accumulated other comprehensive income (loss)                                                      (121)          98
                                                                                                  ---------    ---------
Total stockholders' deficit                                                                         (12,425)    (172,490)
                                                                                                  ---------    ---------
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit               $   4,499    $  57,955
                                                                                                  =========    =========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

                                                                     Year Ended December 31,
                                                               -----------------------------------
                                                                  2002         2001         2000
                                                               ---------    ---------    ---------
Net Revenues (Notes 1 and 9):
   Software Licenses                                           $  11,801    $   8,133    $      --
   Services                                                       34,451       28,963        6,049
                                                               ---------    ---------    ---------
Total net revenues                                                46,252       37,096        6,049
                                                               ---------    ---------    ---------

Costs and Expenses:
  Cost of license revenue                                            674          311           --
  Cost of service revenue                                         22,866       53,988       41,194
  Selling and marketing                                           13,998       26,057       31,409
  Research and development                                        14,830       21,757       19,584
  General and administrative (Note 10)                             5,453        7,263        5,236
  Restructuring (Notes 1 and 8)                                    2,429           --           --
  Stock-based employee compensation* (Notes 6 and 10)             (1,079)       3,287        5,070
                                                               ---------    ---------    ---------
Total costs and expenses                                          59,171      112,663      102,493
                                                               ---------    ---------    ---------
Loss from Operations                                             (12,919)     (75,567)     (96,444)

Interest and Other Income (Expense):
  Interest expense (Note 4)                                       (7,630)      (3,245)        (623)
  Interest income                                                    280        2,261        5,066
  Other income (expense), net (Note 1)                              (292)          61       (1,097)
                                                               ---------    ---------    ---------
Net Loss                                                       $ (20,561)   $ (76,490)   $ (93,098)
                                                               =========    =========    =========

* Stock-Based Employee Compensation Is Allocated as Follows:
  Cost of revenue                                              $    (364)   $     724    $   1,376
  Selling and marketing                                             (512)         964        2,198
  Research and development                                          (142)         590          865
  General and administrative                                         (61)       1,009          631
                                                               ---------    ---------    ---------
                                                               $  (1,079)   $   3,287    $   5,070
                                                               =========    =========    =========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2002, 2001 and 2000 (In thousands, except share amounts)


                                   Common Stock and Additional                            Accumulated
                                         Paid in Capital         Deferred                    Other          Total
                                   ---------------------------    Stock      Accumulated  Comprehensive  Stockholders' Comprehensive
                                       Shares       Amount     Compensation    Deficit    Income (Loss)    Deficit          Loss
                                   ----------------------------------------------------------------------------------  -------------
Balances, January 1, 2000            22,429,672  $     1,147   $    (2,122)  $  (16,237)  $       (10)   $   (17,222)
Issuance of common stock
pursuant to stock option
exercises                             3,558,884        4,635            --           --            --          4,635
Repurchase of restricted common
stock issued upon exercise
of stock options                     (1,005,968)      (1,150)           --           --            --         (1,150)
Revaluation of restricted
Series B convertible preferred
stock issued for consulting
services                                     --           --        (2,082)          --            --         (2,082)
Return of restricted Series B
convertible preferred stock issued
for consulting services                      --           --         4,082           --            --          4,082

Deferred stock compensation                  --       13,032       (13,032)          --            --             --
Amortization of deferred stock
compensation                                 --                      5,070           --            --          5,070
Vesting of options issued to
consultants                                  --          266                         --            --            266

Foreign currency translation
income                                       --           --            --           --           166            166   $       166
Net loss                                     --           --            --      (93,098)                     (93,098)      (93,098)
                                                                                                                       -----------
Comprehensive loss                           --           --            --           --            --             --   $   (92,932)
                                    -----------  -----------   -----------   ----------   -----------    -----------   ===========
Balances, December 31, 2000          24,982,588       17,930        (8,084)    (109,335)          156        (99,333)

Issuance of common stock pursuant
to stock option exercises               432,875          322            --           --            --            322
Issuance of common stock to
executive                               200,000          200            --           --            --            200
Repurchase of restricted common
stock issued upon exercise of
stock options and issued to
founders                             (1,042,354)        (152)           --           --            --           (152)
Reversal of deferred stock
compensation due to forfeitures                       (3,610)        3,610           --            --             --
Amortization of deferred stock
compensation, net of forfeitures of
unvested shares                              --           --         2,408           --            --          2,408

Vesting of stock options issued to
consultants                                  --          (66)           --           --            --            (66)
Modification of vesting terms of
restricted stock                                         679            --           --            --            679

Foreign currency translation loss            --           --            --           --           (58)           (58)  $       (58)
Net loss                                     --           --            --      (76,490)           --        (76,490)      (76,490)
                                                                                                                       -----------
Comprehensive loss                           --           --            --           --            --             --   $   (76,548)
                                    -----------  -----------   -----------   ----------   -----------    -----------   ===========
Balances, December 31, 2001          24,573,109  $    15,303   $    (2,066)  $ (185,825)  $        98   $  (172,490)


See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (In thousands, except share amounts) (Continued)




                                   Common Stock and Additional                             Accumulated
                                         Paid in Capital         Deferred                     Other          Total
                                   ---------------------------    Stock      Accumulated  Comprehensive  Stockholders' Comprehensive
                                      Shares        Amount     Compensation    Deficit    Income (Loss)     Deficit         Loss
                                   ----------------------------------------------------------------------------------- -------------
Balances, December 31, 2001          24,573,109  $    15,303    $  (2,066)   $  (185,825)  $       98    $  (172,490)
Conversion of Series A, B and C
preferred stock into common stock    19,285,272      179,827           --            --            --        179,827
Issuance of Series A-1 preferred
stock warrants                               --        2,113           --            --            --          2,113
Shares issued upon exercise of
stock option                                275           --           --            --            --             --
Repurchase of restricted common
stock issued upon exercise of
stock options                           (40,156)          --           --            --            --             --
Repurchase of shares issued to
executive                              (200,000)          --           --            --            --             --
Reversal of deferred stock
compensation due to forfeitures              --       (3,035)       3,035            --            --             --
Reversal of stock compensation
expense related to forfeiture of
unvested shares                              --           --       (1,079)           --            --         (1,079)
Vesting of stock options issued
to consultants                               --          (16)          --            --            --            (16)

Foreign currency translation loss            --           --           --            --          (219)          (219)  $      (219)

Net loss                                     --           --           --       (20,561)                     (20,561)      (20,561)
                                                                                                                       -----------
Comprehensive loss                           --           --           --            --            --             --   $   (20,780)
                                    -----------  -----------    ---------    ----------   -----------    -----------   ===========
Balances, December 31, 2002          43,618,500  $   194,192    $    (110)   $ (206,386)  $      (121)   $   (12,425)
                                    ===========  ===========    =========    ==========   ===========    ===========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                                                YEAR ENDED DECEMBER 31,
                                                                                        ------------------------------------
                                                                                           2002          2001         2000
                                                                                         ---------    ---------    ---------
OPERATING ACTIVITIES:
Net loss                                                                                 $ (20,561)   $ (76,490)   $ (93,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                                8,232       13,119        7,148
Non-cash interest expense                                                                    5,572        1,592           --
Loss (gain) on sale of property and equipment                                                1,066          (80)          --
Impairment loss on property and equipment                                                      525           --           --
Stock compensation expense                                                                  (1,079)       3,287        5,070
Compensation to executive                                                                      989          890           --
Stock-based compensation for consulting services                                                --           --        3,582
Compensation expense for warrants and stock options issued to consultants                      (16)         (66)         266
Consulting services paid with issuance of Series C convertible stock                            --          272           --
Changes in operating assets and liabilities:
    Accounts receivable                                                                      5,315       (1,873)      (3,405)
    Prepaid expenses and other current assets                                                1,315          384         (505)
    Accounts payable                                                                          (157)        (978)       1,919
    Accrued expenses and deferred rent                                                      (6,488)      (2,367)       8,702
    Deferred revenue                                                                       (23,143)      20,327        9,977
                                                                                         ---------    ---------    ---------
Net cash used in operating activities                                                      (28,430)     (41,983)     (60,344)
                                                                                         ---------    ---------    ---------
INVESTING ACTIVITIES:
Decrease (increase) in restricted cash                                                       3,000           (8)        (174)
Loans to executive                                                                            (789)      (1,090)          --
Other assets                                                                                   (44)         226         (746)
Purchase of property and equipment                                                             (29)      (4,975)     (20,942)
Proceeds from sale of property and equipment                                                    71          305           --
                                                                                         ---------    ---------    ---------
Net cash provided by (used in) investing activities                                          2,209       (5,542)     (21,862)
                                                                                         ---------    ---------    ---------
FINANCING ACTIVITIES
Proceeds from long-term borrowings                                                              --       15,414           --
Proceeds from short-term borrowings and warrant issuance                                     2,113           --           --
Principal payments on long-term debt and capital lease obligations                          (8,949)      (6,011)      (2,040)
Proceeds from issuance of common stock                                                          --          322        4,635
Payments for repurchase of restricted stock                                                     --         (152)      (1,150)
Proceeds from issuance of Series C convertible preferred stock                                  --           --      115,387
                                                                                         ---------    ---------    ---------
Net cash (used in) provided by financing activities                                         (6,836)       9,573      116,832
                                                                                         ---------    ---------    ---------
IMPACT ON CASH FROM CHANGES IN EXCHANGE RATES                                                 (219)         (58)         242
                                                                                         ---------    ---------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                       (33,276)     (38,010)      34,868
CASH AND CASH EQUIVALENTS, beginning of year                                                36,006       74,016       39,148
                                                                                         ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, end of year                                                   $   2,730    $  36,006    $  74,016
                                                                                         =========    =========    =========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of note payable to offset accounts payable                                    $   1,000    $      --    $      --
                                                                                         =========    =========    =========
  Conversion of preferred stock to common stock                                          $ 179,827    $      --    $      --
                                                                                         =========    =========    =========
  Exchange of property and equipment to offset accounts payable                          $     529    $      --    $      --
                                                                                         =========    =========    =========
  Issuance and revaluation of restricted Series B convertible preferred stock issued
    for consulting services                                                              $      --    $      --    $   5,664
                                                                                         =========    =========    =========
  Forfeiture of restricted Series B convertible preferred stock issued for consulting
    services                                                                             $      --    $      --    $  (4,082)
                                                                                         =========    =========    =========
  Issuance of warrants to purchase Series C convertible preferred stock in connection
    with term loan facility                                                              $      --    $   6,373    $     789
                                                                                         =========    =========    =========
  Issuance of warrants to purchase Series C convertible preferred stock in connection
    with lease payment guarantee                                                         $      --    $      85    $      --
                                                                                         =========    =========    =========
  Reversal of deferred stock compensation due to forfeiture of unvested awards           $   3,035    $   3,610    $      --
                                                                                         =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for interest                                                 $   1,411    $   1,327    $     423
                                                                                         =========    =========    =========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Asera, Inc. (collectively with its subsidiaries, the "Company" or "Asera") was incorporated in Delaware in 1998 to provide real-time software solutions that power collaborative business processes for customers, partners, suppliers and employees. The Company's composite applications are available for eBusiness requirements in commerce, supply chain management and marketplace. In connection with the sale of substantially all assets and the assumption of certain liabilities of the Company, as described below, the Company ceased its operations and intends to liquidate and dissolve as soon as practicable.

Sale of Substantially All Assets and Assumption of Certain Related Liabilities of the Company

On January 6, 2003 the Company entered into a General Assignment Agreement with Sherwood Partners, Inc. ("Sherwood") whereby the Company assigned to Sherwood, for the benefit of the Company's creditors, substantially all of the Company's property. Sherwood was authorized a) to sell or dispose of such property and to pay to the Company's creditors, pro rata, the proceeds from such sale or disposition, after deducting any costs incurred to discharge any lien on such property and b) to appoint and compensate such agents and other professionals as deemed necessary. Sherwood was also entitled to a reasonable fee and payment of expenses, including legal expenses.

On January 6, 2003, all United States based employees of the Company were terminated and operations ceased. Certain of the Company's United States-based employees became employees of SEEC, Inc. ("SEEC") immediately thereafter.

On January 8, 2003, Sherwood, solely as assignee for the benefit of creditors of the Company, entered into an Asset Purchase Agreement with SEEC whereby SEEC purchased substantially all of the assets of the Company, excluding any assets existing at the Company's foreign subsidiaries. After consummation of the asset purchase by SEEC, it is contemplated that Sherwood will liquidate the remaining assets and undertake the winding down of the Company. In this regard, Sherwood retained $650,000 to make payments to the Company's unsecured creditors and cover its fees and expenses. The terms of the Asset Purchase Agreement also provide that SEEC may deliver, in its sole and absolute discretion, up to $500,000 cash to Sherwood for the purpose of paying certain unsecured creditors of the Company.

As payment for the assets acquired under the Asset Purchase Agreement, SEEC agreed to issue to Sherwood, as agent for the Company's creditors, warrants for the purchase of 20,000 shares of SEEC common stock with an exercise price of $1.35 per share and a two year term. SEEC also assumed certain liabilities of the Company consisting of, among other things, obligations under certain maintenance contracts, and outstanding debt and accrued interest of approximately $3,684,000 at December 31, 2002, net of a $1 million loan repayment made by the Company subsequent to December 31, 2002 and a debt forgiveness of $1,571,000 in connection with the asset purchase transaction (see
Note 4).

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and negative cash flows from operations since inception. As discussed above, the Company has ceased its operations, and intends to liquidate and dissolve as soon as practicable. The financial statements do not include all adjustments relating to the recoverability and classification of certain asset amounts or the amounts and classification of recorded liabilities to reflect the net realizable values of such assets and liabilities based on their planned liquidation.

Principles of Consolidation

The consolidated financial statements include the Company and its wholly-owned subsidiaries, Asera Ltd., Asera GmbH and Asera Software India (Pvt.) Ltd ("Asera India"). All significant intercompany accounts and transactions have been eliminated in consolidation. As more fully discussed in Note 5, the Company wrote off its investments in Asera GmbH and Asera India during 2002. As such, the consolidated statements of operations for the years ended December 31, 2002, 2001 and 2000 includes the operating results of these two subsidiaries through October 31, 2002, while the consolidated balance sheet at December 31, 2002 only includes Asera, Inc. and Asera Ltd. The consolidated balance sheet at December 31, 2001 includes the Company and all three of its subsidiaries, Asera Ltd., Asera GmbH and Asera India.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, deferred revenue, the allowance for uncollectible accounts receivable, the valuation allowance for deferred tax assets and accrued liabilities. Actual results could differ from those estimates.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivables. The Company only invests its cash in highly liquid investment grade instruments. The Company sells its products to a limited number of companies (Note 9) in diverse industries and generally does not require its customers to provide collateral to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition and includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts based on historical losses and existing economic conditions. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, management believes no allowance for doubtful accounts is required as of December 31, 2002 and 2001. However, actual write-offs might be necessary.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents

Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable and long-term debt. Cash and cash equivalents are reported at their respective fair values on the balance sheet dates. The recorded carrying amount of accounts receivable approximates their fair value due to their short-term maturities. At December 31, 2002, the estimated fair value of the Company's long-term debt approximates its carrying value since the debt had been adjusted to its fair value in connection with a modification of the loan agreement during the year.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost and are depreciated using the straight-line method over the shorter of the lease term or estimated useful lives of the underlying assets. Estimated useful lives range from two to six years.

Restricted Cash

At December 31, 2001, the Company had approximately $3 million in restricted cash related to the Company's office lease, which required a security deposit. This restricted cash was utilized during 2002 to pay monthly rent payments and ultimately settle the lease upon early termination in November 2002 (see Note
5).

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During 2002, as a result of current and expected future negative net operating cash flows, the Company recorded a $525,000 impairment loss relating to the recoverability of certain property and equipment (see Note 2).

Equity Investments

The Company recorded an impairment loss of approximately $1,000,000 in 2000, which was the full value of an equity investment in an early development stage company. The impairment charge was recorded in other expenses, net. There were no impairment charges for equity investments in 2002 or 2001, and at December 31, 2002, the Company had no equity investments.

Revenue Recognition

The Company's revenues are generated from licensing the Company's software solutions and through the provision of services. Services include providing customers with access to the

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Company's software solutions under hosting and subscription arrangements, consulting services and ongoing support and maintenance of the Company's software solutions.

The Company recognizes revenue for licensed software in accordance with Statement of Position 97-2, "Software Revenue Recognition" and related interpretations and Securities and Exchange Commission Staff Accounting Bulletin
(SAB) 101, upon meeting all of the following criteria: execution of a written software license agreement signed by the Company and the customer; delivery of software has occurred; the fee for the software is fixed or determinable; collection is reasonably assured and vendor specific objective evidence (VSOE) of fair value exists to allocate the total fee to elements of the arrangement. The Company uses a signed contract or purchase order as evidence of an arrangement for professional services, hosting (subscription and operations) services, licenses and maintenance renewals. Licensed software is delivered to customers electronically or on a CD-ROM. In all contracts that require acceptance by the customer, the Company defers any revenue until it has received a signed acceptance from the customer. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction and assesses collectibility based on a number of factors, including the customer's past payment history and its current creditworthiness. If the Company determines that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. VSOE is based on the price generally charged when an element is sold separately, or if not yet sold separately, the price established by authorized management. Maintenance revenues are deferred and recognized ratably over the maintenance or hosting period.

The Company recognizes revenue for hosting arrangements in accordance with Emerging Issues Task Force (EITF) No. 00-03, "Application of AICPA Statement of Position 97-2, 'Software Revenue Recognition,' to Arrangements That Include the Right To Use Software Stored on Another Entity's Hardware," and SAB 101. Hosting fees are generally billed and recognized as revenue on a monthly basis as the services are performed and include software usage fees as well as fees for hardware usage, bandwidth, and technical support for customer employees, on-going site administration, bug fixes, updates, and performance monitoring and training. Subscription based arrangements provide customers with access to the Company's software and typically include maintenance and support services. The Company recognizes revenue from subscription arrangements on a monthly basis.

Consulting services include installation and set up fees provided to customers in connection with new hosting arrangements or the sales of licensed software. For hosting arrangements, the consulting, installation and set-up fees are recorded as deferred hosting revenue and recognized ratably over the contractual life of the customer hosting contract once the service is activated and the customer has accepted such activation. Some of the Company's customers contract for consulting services after activation or license purchase on a time and materials basis. Revenue for such consulting services is generally recognized as services are performed as it represents a separate and distinct earnings process. For license arrangements, installation and set-up fees are recorded as deferred revenue and recognized when the customer has accepted the installed software.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Cost of license revenues includes the cost of third party software that is bundled with the Company's license arrangements. Cost of services includes internal and external compensation cost, equipment cost and the cost of third party software used in providing the services. Compensation cost is expensed as incurred and equipment is depreciated over the applicable estimated useful lives. Third party software cost is expensed upon recognition of the related revenue for license sales, and amortized over the term of the license for software used in providing services.

During 2001, the Company decided to phase out the provision of hosting services and migrate its customers to license-based arrangements. Accordingly, in 2001 and 2002, the Company renegotiated its existing hosting arrangements to convert these arrangements to license contracts. A number of these contracts required transitional hosting services to be performed subsequent to the conversion for a limited period of time. At the time of the conversion, maintenance revenue was allocated from the license contract fee as the sum of the contractual license fee and the remaining unamortized deferred hosting revenue multiplied by a maintenance rate of 18%, which represents VSOE of fair value of the maintenance. Maintenance revenue is amortized over the maintenance period. The remaining license contract fee together with the remaining unamortized deferred hosting revenue, and subsequent conversion hosting revenue, was deferred and amortized ratably over the longer of the hosting or the maintenance period.

In 2002, the Company ceased providing any hosting services, and entered into assignment agreements with its customers and a third party to assign its obligations to provide such hosting services to the third party. At December 31, 2002, the Company had no remaining obligations to provide hosting services to any of its customers. Upon termination of the hosting services, the Company's only remaining customer obligations are the provision of maintenance services. As such, upon termination of the hosting services, all unamortized deferred revenue excluding maintenance revenue was fully recognized.

During 2002, prior to the termination of hosting services described above, the Company entered into a Master Subcontractor Agreement with a third party whereby the Company subcontracted the provision of certain hosting services. The Company reported the hosting fees received from customers related to subcontracted services as revenues, and the corresponding fees paid to the third party as a cost of service revenues in accordance with EITF Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Subcontract fees of $2,972,000 were included in service revenue and cost of service revenue in 2002.

Customer Set-Up Costs

The Company incurs direct costs associated with the configuration and set-up of new customers within its hosted environment. Such costs include, among others, the integration with the customers' web sites and the set up of customer profiles and preferences within the Company's hosted platform. Such costs are expensed when incurred.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with SFAS No. 86,

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

"Computer Software To Be Sold, Leased or Otherwise Marketed." The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

Research and Development

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). For the year ended December 31, 2000, the Company recorded $13,032,000 in deferred stock compensation for stock options to purchase common stock granted at an exercise price below the estimated fair market value of the common stock. During 2002 and 2001, no stock options were granted at an exercise price below the estimated fair market value of the common stock. Deferred stock compensation recognized under APB 25 for fixed awards with pro rata vesting is amortized to compensation expense using the multiple option valuation approach over the vesting periods of the applicable stock options, generally four years. The multiple option method provides for vesting of portions of the overall awards at interim dates and results in greater vesting and compensation expense in earlier years than the straight-line method. Subsequent forfeitures of unvested stock options which had previously been considered vested under the multiple option approach are recorded as credits to compensation expense. A net credit to compensation expense of $(1,079,000) was recorded as a result of using the multiple option method for the year ended December 31, 2002. Compensation expense of $2,408,000 and $5,070,000 was recognized using the multiple option method for the years ended December 31, 2001 and 2000, respectively. Subsequent stock option forfeitures before vesting are recorded as reductions in deferred stock compensation. During 2002 and 2001, the Company recorded forfeitures of $3,035,000 and $3,610,000, respectively.

The Company accounts for stock-based awards to nonemployees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services," under the fair value method. SFAS No. 123 requires the disclosure of pro forma net income and earnings per share as if the Company had adopted the fair value method for stock-based awards to employees. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value pricing model with the following assumptions: expected life, one year from vest date; risk free interest rate of 4%, 5.06% and 6% in 2002, 2001 and 2000, respectively, and no dividends during the expected term. The Company's calculations are based on a multiple option award valuation and amortization approach and forfeitures are recognized as a credit to pro forma compensation expense as they occur. If the computed fair values of the stock-based awards had been amortized over the vesting period of the awards under the multiple option method, the effect would have been a decrease in the net loss by $1,341,000

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

for the year ended December 31, 2002 and an increase in the net loss by $1,286,000 and $849,000 for the years ended December 31, 2001 and 2000.

The following table represents the effect on net loss if the Company had applied the fair value based method and recognition provisions of SFAS No. 123 (in thousands):

                                                   2002       2001       2000
                                                 --------   --------   --------
Net loss, as reported                            $(20,561)  $(76,490)  $(93,098)
Add:  Stock-based employee compensation
    expense (credit) included in reported loss     (1,079)     3,287      5,070
Deduct: Total stock-based employee compensation
    expense determined under fair value based
    method for all awards                           2,420     (4,573)    (5,919)
                                                 --------   --------   --------
Pro forma net loss                               $(19,220)  $(77,776)  $(93,947)
                                                 ========   ========   ========

Foreign Currency Translation

The functional currencies of the Company's foreign subsidiaries are their local currencies. The assets and liabilities are translated into U.S. dollars at period-end rates of exchange, and income and expenses are translated at average exchange rates during the period. Gains and losses resulting from translating financial statements into U.S. dollars are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive loss in the statements of stockholders' deficit. Gains and losses from foreign currency transactions are included in results of operations.

Income Taxes

The Company accounts for income taxes using the asset and liability approach for financial reporting. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and net operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to amounts that are more likely than not to be realized.

Comprehensive Loss

In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company reports the change in net assets during the period from non-owner sources in a consolidated statement of comprehensive loss, which has been included with the consolidated statements of stockholders' deficit. Accumulated other comprehensive loss at December 31, 2002 and 2001 included foreign currency translation adjustments.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but rather be tested at least annually for impairment. The Company adopted SFAS No. 142 for its fiscal year beginning January 1, 2002. As the Company did not carry any goodwill or other intangible assets on its balance sheet as of December 31, 2001, the adoption of SFAS No. 141 and SFAS No. 142 did not have an impact on the Company's financial position, results of operations or cash flows.

In November 2001, the staff of the FASB reached consensus on EITF No. 01-14 "Income Statement Characterization of Reimbursements Received for 'Out of Pocket' Expenses Incurred." EITF No. 01-14 addresses whether reimbursements received for out-of-pocket expenses incurred should be characterized in the income statement as revenue or as a reduction of expenses incurred. The FASB staff concluded that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the income statement. EITF No. 01-14 is effective for financial reporting periods beginning after December 15, 2001, and comparative financial statements for prior periods should be reclassified to comply with the guidance in this issue. During 2002, the Company recorded reimbursements by its customers for out-of-pocket expenses totaling $392,000 as a component of revenue. Prior to adoption of EITF No. 01-14 on January 1, 2002, the Company recorded reimbursement by its customers for out-of-pocket expenses as a reduction to cost of revenue. Prior periods should be reclassified to comply with the guidance of EITF No. 01-14. The effect of this reclassification was to increase revenues and increase cost of revenue for the year ended December 31, 2001 by $874,000. The effect of this reclassification for the year ended December 31, 2000 could not be determined since it was impracticable as the Company did not track and separately record reimbursements for out-of-pocket expenses incurred until 2001.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. However, SFAS No. 144 retains the requirement in APB No. 30 to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. The Company adopted SFAS No. 144 on January 1, 2002. The adoption did not have a material impact on the Company's financial condition or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. The Company is required to adopt SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

recognized at the date of the Company's commitment to an exit plan. SFAS No. 146 also established that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring plans.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No. 123, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The Company has adopted the disclosure requirements of this standard in the accompanying financial statements.

In November 2002, the FASB issued Financial Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations do not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to have a material effect on the Company's financial statements.

In January 2003 the FASB issued Financial Interpretation No. 46, "Consolidation of Various Interest Entities" (FIN 46), which requires the consolidation of certain interest entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Company expects to consolidate any variable interest entities. There are no entities that will be consolidated with the Company's financial statements as a result of FIN 46.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

2. PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31 consisted of the following (in thousands):

                                                                2002       2001
                                                           ----------   --------
Computers and equipment                                    $     835    $ 23,392
Software                                                         592       5,063
Furniture and fixtures                                           245       2,062
Leasehold improvements                                           154       1,351
                                                           ---------    --------

                                                               1,826      31,868
Less accumulated depreciation and amortization                (1,160)    (20,808)
                                                           ---------    --------
Total property and equipment, net                          $     666    $ 11,060
                                                           =========    ========

Depreciation and amortization expense of property and equipment totaled $8,232,000, $13,119,000 and $7,148,000 for the years ended December 31, 2002,
2001 and 2000 respectively.

During 2002, as a result of current and expected future negative net operating cash flows, the Company recorded a $525,000 impairment loss relating to the recoverability of certain property and equipment, consisting principally of computer equipment, leasehold improvements and furniture and fixtures which were abandoned in connection with the contraction of the Company's operations. This amount has been included in restructuring expense in the accompanying financial statements (see Note 8).

3. OTHER ACCRUED LIABILITIES

Other accrued liabilities as of December 31 consisted of the following (in thousands):

                                                      2002          2001
                                                  -----------    ---------
Professional fees                                  $     175     $    211
Other accrued liabilities                                276        1,790
                                                  -----------    ---------

Total                                              $     451     $  2,001
                                                  ===========    =========

4. DEBT

Debt as of December 31 consisted of the following (in thousands):

                                                      2002         2001
                                                   -----------   ----------
Term loan facility                                 $   3,125    $   12,075
Discount relating to term loan facility                     -       (4,781)
Bridge loan facility                                   2,113             -
Discount relating to bridge loan facility             (1,321)            -
Short term note payable (Note 5)                       1,000             -
                                                   -----------   ----------
Total                                                  4,917         7,294

Current portion                                       (3,350)       (3,392)
                                                   -----------   ----------

Long-term portion                                  $   1,567     $   3,902
                                                   ===========   ==========

In 1999, the Company entered into a financing loan agreement for equipment and other asset purchases bearing interest at 7.25% per annum and a senior loan agreement bearing interest at 12% per annum. Both loans were paid off during 2001. In connection with these loan agreements, the Company issued warrants to purchase Series A convertible preferred stock (see Note 6).

In April 2001, the Company entered into a secured term loan facility ("Term Loan Facility") with a syndicated group of lenders (the "Syndicate") which consists of an equipment loan facility

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

to provide financing of equipment and related software and a working capital facility for general working capital purposes. The Term Loan Facility provides for maximum borrowings of $28,500,000. Amounts outstanding under the facility are secured by substantially all of the Company's assets. Borrowings under the equipment loan facility bear interest at the prime rate plus 0.27%, but not less than 8.27% per annum and borrowings under the working capital facility bear interest at the prime rate plus 5.09%, but not less than 13.09% per annum.

The Term Loan Facility contains certain financial covenants that are evaluated on a monthly basis. Included in these financial covenants, among other stipulations, is a requirement that the Company must maintain at all times, cash and cash equivalents in an aggregate amount not less than the cumulative net loss ("minimum liquidity coverage ratio"), excluding non-cash charges, for the two consecutive calendar months ended prior to such date of determination. The Company has not been in compliance with the minimum liquidity coverage ratio since December 31, 2001. The loan does not become callable as a result of this default, however, the Company is unable to borrow any additional amounts under the term loan facility.

In August and November 2002, the Company entered into successive amendments to the loan agreements with the Syndicate whereby the Company and the Syndicate agreed to modify the repayment terms of the Term Loan Facility. As part of the August 2002 amendment, the Company paid $2,500,000 to the Syndicate, of which $254,000 represented loan fees due in connection with the modification of the loan. The terms of the November 2002 amendment are as follows:

   - On November 15, 2002, the Company paid to the Syndicate $3,098,000. This amount was originally due November 15, 2002 under the terms of the August amendment.

   - On or before December 31, 2002, the Company shall pay to the Syndicate $1,000,000. This amount was subsequently paid in January 2003.

   - From November 15, 2002 through September 1, 2003, the Company shall accrue and make interest-only payments on the outstanding balance under the Term Loan Facility at a rate of 10% per annum.

   - Commencing October 1, 2003 and continuing on the first calendar day of each month, the Company shall make 12 equal monthly payments to the Syndicate that will fully amortize the loan balance. Effective September 1, 2003, and continuing until the loan is repaid, interest shall accrue at the rate of 14.1% per annum.

Because the fair value of the modified terms of the restructured debt was greater than the carrying amount of the debt prior to restructuring, the modifications of the loan agreements do not qualify for accounting treatment as a troubled debt restructuring in accordance with FASB No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings."

In connection with the Term Loan Facility, in 2001, the Company issued warrants to purchase Series C convertible preferred stock (see Note 6). The value of these warrants, together with other costs paid in connection with obtaining the term loan facility totaled $6,373,000. This amount was recorded as a discount to the carrying amount of the facility to be amortized to interest expense over the life of the facility using the effective interest rate method. For the year ended December 31, 2001, the Company recorded $1,592,000 of interest expense resulting from the amortization of this discount. In connection with the changes in repayment terms arising

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

from the amendments to the loan agreement, the Company determined that a substantial modification of terms had occurred as defined in EITF Issue No.96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." Under EITF Issue No. 96-19, a modification of a debt instrument by a debtor and a creditor in a nontroubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. As such, the Company adjusted the balance of the debt to its fair value and charged the remaining unamortized discount balance to interest expense, resulting in total discount amortization in 2002 of $4,781,000. In addition, $254,000 of loan fees paid in connection with the August 2002 amendment to the loan agreement were charged to interest expense.

In November and December 2002, the Company obtained a bridge loan for an aggregate principal amount of $2,113,000 under a Senior Secured Promissory Note and issued to the lenders ("Bridge Lenders") warrants to purchase 249,973,373 shares of a newly designated Series A-1 preferred stock with an exercise price per share of $.001. The bridge loan and warrant agreement specifies that a facility fee of 11.8329% of the principal amount, or approximately $250,000, is due on a pro rata basis upon the exercise of the warrants. As a result, this facility fee reduces the exercise price of the warrants to zero. One of the lenders who loaned $2,000,000 of the bridge loan and received 236,658,383 of the related warrants ultimately obtained a majority ownership and voting interest the Company's outstanding capital stock upon the exercise of 8,750,000 of these warrants on January 4, 2003 (see Note 10). The bridge loan bears interest at the rate of 8% per annum and is due on the earlier of March 15, 2003, upon the closing of an equity financing transaction or the closing of an acquisition. The Company ascribed the total value received of $2,113,000 to the value of the warrants, and this value has been treated as a discount on the bridge loan to be amortized to interest expense over the four-month period ending March 15, 2003. The Company recorded $792,000 in interest expense during 2002 resulting from amortization of this discount, and at December 31, 2002, the remaining unamortized discount was $1,321,000.

In connection with the termination of a sublease agreement in November 2002, the Company executed a $1,000,000 promissory note to the former guarantor of a sublease as partial payment of its reimbursement obligation. The note bears interest at 8.75% per annum with all principal and interest due on August 15, 2003 (see Note 5).

In connection with the November 2002 amendment to the Term Loan Facility, two intercreditor agreements were entered into between the Bridge Lenders, the Syndicate and the former guarantor of a sublease which specified the shared security interest and priority that each party has in the assets of the Company.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Future minimum payment requirements under debt instruments outstanding at December 31, 2002 are as follows (in thousands):

Year ended December 31,
2003                                                                   $  4,975
2004                                                                      1,661
                                                                        -------
                                                                          6,636
Amount representing interest                                             (1,719)
                                                                        -------
                                                                       $  4,917
                                                                        -------

In connection with the sale of substantially all of the Company's assets on January 8, 2003 (see Note 1), SEEC assumed a portion of the above debt instruments and certain obligations under maintenance contracts, and the Company was released from all remaining liability under these obligations as follows (in thousands):

                                                Assumed by SEEC     Forgiven by Lender
                                                ---------------     ------------------
Term loan facility, including interest,
   excluding $1,000,000 principal paid
   by the Company on January 2, 2003                  $1,065              $1,065
Bridge loan                                            2,113                   -
Short term note payable, including interest              506                 506
                                                      ------              ------
                                                      $3,684              $1,571
                                                      ------              ------

In addition, the balance of the unamortized discount relating to the bridge loan was expensed in January 2003.

5. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities under various noncancelable-operating leases. These leases expire at various dates through November 2012 and generally require monthly payment of the prorata share of common area operating expenses. Future minimum lease payments under all noncancelable-operating leases, as of December 31, 2002, are as follows (in thousands):

Year ended December 31,                                                  Amount
2003                                                                   $    882
2004                                                                        889
2005                                                                        875
2006                                                                        841
2007                                                                        684
Thereafter                                                                  873
                                                                       ---------

Total minimum lease payments                                           $  5,044
                                                                       =========

Rent expense was approximately $8,233,000, $9,366,000 and $5,450,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

On November 15, 2002, the Company entered into a lease termination agreement whereby the old lease agreement for office space located in Belmont, California was terminated and a new office lease agreement for a smaller office space located in the same building was executed. In connection with the termination of the old lease agreement, the landlord received the remaining $1,075,000 of restricted cash set aside as a deposit on the old lease, being settlement for past and

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

future obligations under the lease, which has been recorded in restructuring expense in the accompanying financial statements. The new lease agreement commenced on November 1, 2002, expires on October 31, 2007 and required a $150,000 security deposit, which is included in lease deposits and other assets. Base monthly rent under the new lease is $45,519, plus the prorata share of operating expenses, and is subject to adjustment. In addition, the terms of the new lease include a termination provision whereby the lease may be terminated upon not less than 90 days notice if substantially all of the Company's stock or assets are transferred. A termination payment is required upon giving notice of termination to the landlord prior to November 1, 2003 equal to 36 months of base rent plus operating expenses. On January 7, 2003, the Company vacated this office facility without giving notice of termination to the landlord. Since the cease-use date of the office facility was subsequent to December 31, 2002, no accrual for the fair value of the terminated lease agreement or write-down of the $150,000 security deposit has been recorded in the accompanying financial statements. Management of the Company expects that the landlord will retain the security deposit.

During 2000, the Company entered into a facility sublease which originally was to expire in 2006. The Company arranged for a financing company ("the Guarantor") to make a payment guarantee of up to $10,000,000 as security for the Company's payment obligations under the sublease. The Company granted to the Guarantor a security interest in substantially all of the Company's assets. In connection with the lease guarantee, the Company issued warrants to purchase Series C convertible preferred stock to the Guarantor in 2000. On November 15, 2002, the Company entered into a termination and release agreement with the sublessor and Guarantor whereby a) the sublease was terminated, b) the Guarantor made a $2,000,000 settlement payment to the sublessor, and c) the Company paid the Guarantor $1,000,000 and executed a $1,000,000 promissory note in favor of the Guarantor as reimbursement for the $2,000,000 settlement payment, being settlement for past and future obligations under the lease (see Note 4). The Company recorded the $2,000,000 aggregate lease termination charge primarily as a reduction of the amount payable to the sublessor, with $272,000 of the settlement payment being recorded as rent expense which has been included in restructuring in the accompanying financial statements. Since the sublease agreement was terminated, the remaining unamortized value of the warrants issued in connection with the sublease guarantee was recognized as an expense in 2002 (see Note 6).

Liquidation of wholly-owned subsidiaries

Asera GmbH, consisting principally of a sales and service office located in Germany, applied for commencement of insolvency proceedings with the Lower Court of Munich, Germany in October 2002. In connection with this application for insolvency, Asera GmbH terminated its employees, vacated its office space, transferred the control of its bank accounts to the liquidation administrator and ceased all business activities. In January 2003, the insolvency application was accepted by the court, and the court-appointed liquidation administrator started the process of liquidating the assets of Asera GmbH, resolving creditor claims and winding down operations. As a result of the above actions, the Company ceased the consolidation of its investment in Asera GmbH in October 2002, and recorded a gain of $30,000 upon the write-off of this investment. In connection with the liquidation process, the court-appointed liquidation administrator may assert a claim against the Company and its successors related to the transfer of funds from Asera GmbH to Asera, Inc. in the amount of approximately $745,000 that occurred in August 2002. No claim has formally been asserted, and the Company does not believe it has any further financial

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

obligations related to Asera GmbH. Accordingly, no amounts have been provided as of December 31, 2002 related to this potential claim.

Asera India, consisting of a software development facility in Bangalore, India, liquidated its assets, resolved creditor claims, terminated its employees, vacated its office space and ceased all business activities during 2002. As a result of the above actions, the Company deconsolidated its investment in Asera India in October 2002, and recorded a loss of $309,000 upon the write off of this investment. The Company does not believe it has any further financial obligations related to this subsidiary.

Although Asera GmbH and Asera India were separate legal entities with separate accounting records, they did not consist of operations and cash flows that could be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company since they were not managed as separate sales, support and development business units, and did not have separate independent sources of cash flows. Activities previously performed by these subsidiaries continued to be performed by Asera, Inc. and Asera Ltd as necessary. Accordingly, the historical results of operations of these foreign subsidiaries have not been reflected as discontinued operations in the accompanying consolidated financial statements.

Asera Ltd., a wholly-owned subsidiary of the Company with offices in London, England, intends to file for a Creditors Involuntary Liquidation in April 2003. It is anticipated that a liquidation administrator will liquidate the assets of Asera Ltd., resolve creditor claims and wind down operations. As of January 16, 2003, the employment agreements of all Asera, Ltd. employees had been assumed by SEEC. Management expects that Asera Ltd.'s office lease agreement, which is scheduled to expire in 2012, will be successfully terminated upon giving notice to the landlord and forfeiting the lease deposit. As of December 31, 2002, the lease deposit relating to Asera Ltd., which represents approximately two years of rental payments, totaled $401,000 and is included in other assets in the accompanying financial statements. At December 31, 2002, Asera Ltd. had current and total assets of $272,000 and $1,001,000 (including $136,000 in the net book value of leasehold improvements), respectively, and total liabilities of $2,526,000. The Company does not believe it has any further financial obligations related to this subsidiary.

Legal matters

In November 2002, a former employee of the Company filed employment-related complaints in Massachusetts and California alleging that the Company breached its agreement to pay approximately $590,000 in sales commission to the former employee. Given the assignment of the Company's assets for the benefit of creditors on January 6, 2003, Sherwood instructed the Company's counsel to do no further work on this matter, and no representatives from Sherwood or the Company were present at a scheduled arbitration hearing on February 5, 2003. Accordingly, the Company has accrued $590,000 for this matter which is included in accrued compensation and related benefits in the accompanying consolidated financial statements as of December 31, 2002.

The Company is involved in various other legal proceedings incidental to its normal business activities. The amount of ultimate liability with respect to these actions cannot be reasonably estimated. However, in the opinion of management, any liability resulting from an unfavorable outcome will not materially affect the financial position of the Company.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

6. STOCKHOLDERS' EQUITY

On April 3, 2000, the Board of Directors of the Company declared a three-for-two stock split. All share and per share amounts have been adjusted to give effect to this stock split.

Common Stock

In 1999, pursuant to restricted stock purchase agreements, the founders of the Company purchased 6,600,000 shares of restricted common stock for $22,000. In November 1999 and June 2001, the Company repurchased 1,096,875 and 487,500 shares of restricted common stock upon the withdrawal of two of the founders, respectively. During 2001, the Company accelerated the vesting of 681,250 shares of restricted common stock in conjunction with the withdrawal of a founder. The restricted common stock was originally purchased by the founders at a price of $0.0033 per share. As a result of the modification of the restricted stock purchase agreement, the 681,250 shares of restricted common stock were remeasured on the modification date. As a result, for the year ended December 31, 2001, the Company recorded $679,000 in compensation expense. At December 31, 2002, 112,500 shares of common stock were subject to repurchase at $0.0033 per share under restricted stock agreements entered into with the founders.

In 1999, certain employees and directors entered into agreements to purchase 3,360,000 shares of restricted common stock for $0.0033 per share. These agreements were made as part of the 1999 Equity Incentive Plan. In 2002, 2001 and 2000, the Company repurchased a total of 37,500, 120,625 and 153,750 shares, respectively, of restricted common stock and these shares were returned to the 1999 Equity Incentive Plan and made available for grant. At December 31, 2002, 116,249 shares of common stock were subject to repurchase at $0.0033 per share under the agreements.

On October 31, 2002, the Company's Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock to 1,000,000,000.

Stock Option Plan

The 1999 Equity Incentive Plan (the "Plan") authorized the grant of options to purchase up to 22,000,000 shares of the Company's common stock. During 2002, the shareholders approved an increase in the number of shares of common stock available and reserved for issuance under the Plan to 137,000,000 shares. Under the Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted are immediately exercisable, and unvested shares are subject to repurchase by the Company at the amount originally paid. Options granted generally have a maximum term of ten years and generally vest over four years. At December 31, 2002, 789,318 shares issued under the Plan were subject to repurchase by the Company because such shares were not vested.

On August 1, 2001, the Board of Directors of the Company estimated the market value of the common stock to be $1.00 per share. In connection with the valuation, the Company introduced an option exchange program whereby eligible employees, consultants, officers and directors of the Company could tender to the Company unexercised options to purchase the common stock of

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

the Company, with an exercise price in excess of $2.00. Under the program, any participants electing to exchange must also cancel all options granted to them on or after July 9, 2001, even if those options have an exercise price of $2.00 per share or less. These options would then be cancelled in exchange for options to be granted by the Company at least six months and one day after the expiration of the offering period applicable to the program at the current market price. By August 1, 2001, options to purchase 109,475 shares of common stock with an average exercise price of $4.00 per share were cancelled in connection with this program. On February 4, 2002, the Company issued to employees participating in this program new replacement options to purchase 93,875 shares of common stock with an average exercise price of $1.00, which was determined to be the fair value of the Company's common stock on that date.

Stock option activity under the Plan is summarized as follows:

                                                         Options Outstanding
                                                      --------------------------
                                                                        Weighted
                                                                         Average
                                                          Number of     Exercise
                                                           Shares         Price
                                                           ------         -----
Balances, January 1, 2000                                 4,588,575    $ 0.6223
Granted (weighted average fair value of $3.177 per
  share)                                                  8,090,029      2.8257
Exercised                                                (3,558,884)     1.3025
Canceled                                                 (1,501,494)     1.4357
--------------------------------------------------------------------------------
Balances, December 31, 2000 (3,890,472 vested at a
  weighted average exercise price of $1.497 per
  share)                                                  7,618,226      2.4841
Granted (weighted average fair value of $0.26 per
  share)                                                  6,691,214      1.2528
Exercised                                                  (632,875)     0.8247
Canceled                                                 (3,467,944)     2.7244
--------------------------------------------------------------------------------

Balances, December 31, 2001 (2,145,283 vested at a
  weighted average exercise price of $2.310 per
  share)                                                 10,208,621      1.6983
Granted (weighted average fair value of $0.87 per
  share)                                                  2,340,984      1.0000
Exercised                                                      (275)     1.0000
Canceled                                                 (7,924,562)     1.6936
--------------------------------------------------------------------------------

Balances, December 31, 2002                               4,624,768    $ 1.3529
                                                         ===========   =========


ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Options Outstanding

At December 31, 2002, 127,296,550 shares were available under the Plan for future grant. The following table summarizes information concerning stock options outstanding as of December 31, 2002:

                                     Options Outstanding                 Options Vested
                            --------------------------------------     --------------------
                                             Weighted
                                              Average     Weighted                 Weighted
                                            Remaining      Average                  Average
                             Number of    Contractual     Exercise     Number      Exercise
Range of Exercise Prices       Shares     Life (Years)       Price     of Shares      Price
                            ------------ ------------- -----------     --------- ----------
       $0.0417 - $0.3333        305,863          6.55     $0.0964        282,132    $0.0913
        $1.0000               3.327,450          8.96      1.0000      1,544,462     1.0000
        $1.3333                 399,768          7.00      1.3333        319,653     1.3333
        $4.0000                 591,687          7.68      4.0000        404,064     4.0000
                            ------------ ------------- -----------     --------- ----------
                              4,624,768          8.47     $1.3529      2,550,311    $1.4166
                            ============ ============= ===========     ========= ==========

Non-Employee Stock Options Issued for Services

During 2000, the Company granted 47,950 nonstatutory stock options at an exercise price of between $1.33 and $4.00 per share to nonemployees. No stock options were granted to nonemployees in 2002 or 2001. The values attributable to the grants are determinable at each vesting date and have been amortized over the service period. Subsequent decreases in the values of the unvested portion of the grants subject to variable accounting are recorded as reductions to compensation expense. For the year ended December 31, 2000, the Company recorded $266,000 in fair value of such awards as an expense using the Black-Scholes option pricing model with the following assumptions: contractual term of ten years; risk-free interest rate ranging from 5% to 6%; annualized volatility of 50% and no dividends during the expected term. For the year ended December 31, 2001, the Company recorded a credit to stock compensation expense of approximately $66,000 using the Black-Scholes option pricing model with the following assumptions: contractual term of ten years; risk-free interest rate ranging from 4.72% to 5.68%; annualized volatility of 130% and no dividends during the expected term. For the year ended December 31, 2002, the Company recorded a credit to stock compensation expense of approximately $16,000 using the Black-Scholes option pricing model with the following assumptions: contractual term of ten years; risk-free interest rate of 4%; annualized volatility of 130% and no dividends during the expected term.

Warrants

In 1999, in connection with a senior loan agreement and with an equipment financing loan agreement (see Note 4), the Company issued warrants to purchase 305,364 and 49,179 shares of Series A convertible preferred stock at an exercise price of $1.017 per share. The warrants expire the earlier of in 2004 or three years after the closing of the Company's initial public offering of its common stock. The warrants were valued at $182,000 using the Black-Scholes pricing model with the following assumptions: contractual life of five years; risk-free interest rate of 6.00%; volatility of 50% and no dividends during the expected term. The value of the warrants is amortized to interest expense ratably over the life of the underlying loan and was fully amortized in 2000.

In 1999, in connection with a service agreement, the Company issued a warrant to purchase 16,715 shares of Series B convertible preferred stock at $5.983 per share. The warrant expired on November 1, 2002. The warrant was valued at $39,000 using the Black-Scholes pricing model with the following assumptions: contractual life of three years; risk-free interest rate of 5.70%; volatility of 50% and no dividends during the expected term. The value of the warrant was fully amortized in 2000.

In 1999, in connection with a service agreement, the Company issued a warrant to purchase 6,686 shares of Series B convertible preferred stock at $5.983 per share. The warrant expired on October 28, 2002. The warrant was valued at $15,000 using the Black-Scholes pricing model with the following assumptions: contractual life of 2.83 years; risk-free interest rate of 5.9%;

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

volatility of 50% and no dividends during the expected term. The value of the warrant was fully amortized in 2000.

In 2000, in connection with entering into a sublease payment guarantee with a financial institution (see Note 5), the Company issued warrants to purchase Series C convertible preferred stock at an exercise price of $19.54. The number of shares subject to purchase under the warrant agreement ranges from 66,531 to 102,355 shares depending on the date of the next round of financing. The warrants expire in five years or three years from the effective date of the Company's initial public offering, whichever comes earlier. The Company valued the warrant at $671,000 for the first 66,531 shares using the Black-Scholes pricing model with the following assumptions: contractual life of five years; risk free interest rate of 6.50%; volatility of 50% and no dividends during the expected term. Approximately $130,000 and $224,000 was recognized as an expense in 2000 and 2001. The remaining value of the warrant of $317,000 was fully amortized during 2002 due to a termination of the sublease subject to the guarantee agreement. The Company valued the remaining 35,824 warrants issued in 2001 at $85,000 using the Black-Scholes pricing model with the following assumptions: contractual life of 3.6 years; risk-free interest rate of 3.43%; volatility of 130% and no dividends during the expected term. Approximately $76,000 and $9,000 was recognized as an expense in 2002 and 2001, respectively.

In 2000, in connection with service agreements, the Company issued a warrant to purchase 15,352 shares of Series C convertible preferred stock at $19.54 per share with a term of three years. The warrants were valued at $118,000 using the Black-Scholes pricing model with the following assumptions: contractual life of three years; risk free interest rate of 5.70%; volatility of 50% and no dividends during the expected term. The value of the warrants was expensed in 2000.

In 2001, in connection with a term loan facility, the Company issued warrants to purchase Series C convertible preferred stock, which expire six years from date of issuance. The number of shares of Series C convertible preferred stock that can be purchased under the warrants is based on total proceeds to be received upon exercise of the warrants of $4,845,000 divided by the lesser of $19.54 or 70% of the price per share of the next issuance of preferred stock. The warrants were valued at approximately $6,373,000 using the Black-Scholes option pricing model with the following assumptions: contractual life of six years; risk-free interest rate of 5.00%; volatility of 130% and no dividends during the expected term. The value of the warrants was classified as a debt discount and amortized to interest expense. Approximately $4,781,000 and $1,592,000 was recognized as an expense in 2002 and 2001, respectively (see Note 4).

As more fully described in Note 4, in November and December 2002, the Company obtained a bridge loan and issued to the lenders warrants to purchase 249,973,373 shares of a newly designated Series A-1 preferred stock with an exercise price per share of $0.001 and a five year term. One of the lenders who loaned $2,000,000 of the bridge loan and received 236,658,383 of the related warrants ultimately obtained a majority ownership and voting interest in the Company's outstanding capital stock upon the exercise of 8,750,000 of these warrants on January 4, 2003 (see Note 10).

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Common Stock Reserved

The Company has reserved shares of common stock for issuance at December 31, 2002 as follows:

Exercise of stock options                                            4,624,768
Options available under the plan for future grant                  127,296,550
Exercise of warrants and conversion of underlying stock            251,077,016
                                                                  -------------
Total                                                              382,998,334
                                                                  =============

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In October 2002, the shareholders of the Company consented to the automatic conversion to common shares of each share of outstanding Series A, Series B and Series C convertible preferred stock, effective immediately prior to the closing of any debt, convertible debt or equity financing through which the Company raises at least $2,000,000. In accordance with this consent, all of the Company's outstanding Series A, Series B and Series C convertible preferred stock were converted into 19,285,272 common shares at a 1:1 exchange ratio immediately prior to the closing of the bridge loan on November 15, 2002 (see
Note 4).

On October 31, 2002, the Company's Certificate of Incorporation was amended to authorize the issuance of up to an additional 750,000,000 shares of undesignated preferred stock, of which 475,000,000 shares were subsequently designated as Series A-1 convertible preferred stock.

The significant terms of the convertible preferred stock are as follows:

- Each share of convertible preferred stock is convertible into one share of common stock (subject to adjustment for events of dilution) and has the same voting rights as the number of common shares into which it is convertible.

- Each share of Series A-1 convertible preferred stock is convertible at the option of the holder or will automatically be converted to common stock upon a public offering of common stock at a public offering price of at least $0.0507059 per share and which yields gross proceeds of at least $30,000,000 or written consent of at least two thirds of the outstanding shares of all classes of preferred stock.

- If and when declared by the Board of Directors, and in preference to dividends on the common and Series A, Series B and Series C convertible preferred stock, the holders of the Series A-1 convertible preferred stock are entitled to receive noncumulative dividends of $0.0013522 per share per annum. After the Series A-1 convertible preferred stockholders receive their dividend preference, the holders of the Series A, Series B and Series C convertible preferred stock are then entitled to receive noncumulative dividends of $0.045, $0.479 and $1.563 per share per annum, respectively.

- Holders of Series A-1 convertible preferred stock have a liquidation preference over the common and Series A, Series B and Series C convertible preferred stock of $0.025353 per share, plus any declared but unpaid dividends. After this payment to the holders of the Series A-1 convertible preferred stock and payment of the liquidation preference to the holders of the Series A, Series B and Series C convertible preferred stock of $0.557, $5.983 and $19.54

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

   per share, respectively, the entire remaining assets and funds of the Company shall be distributed among the holders of the common, Series A-1 and Series C convertible preferred stock in proportion to the equivalent number of shares of common stock on an "as converted basis" then held by them until each holder of the Series A-1 and Series C convertible preferred stock shall have received $0.0845099 and 29.31 per share, respectively. Because the convertible preferred stock has conditions for liquidation or redemption that are deemed outside the control of the Company, such preferred stock has been classified outside of stockholders' deficit.

At December 31, 2002, there were 772,054,460 authorized shares of preferred stock, 5,173,767 shares of which were designated Series A Preferred Stock; 9,204,053 shares of which were designated Series B Preferred Stock; 7,676,640 shares of which were designated Series C Preferred Stock; 475,000,000 shares of which were designated Series A-1 Preferred Stock; and 275,000,000 shares of which were undesignated. At December 31, 2002, there were no outstanding shares of Preferred Stock

A summary of Convertible Preferred Stock outstanding at December 31, 2001 is as follows (in thousands, except share amounts):

December 31,                                                             2001
                                                                     -----------
Series A, 5,173,767 shares designated; 4,819,224 shares issued and
  outstanding (aggregate liquidation preference - $2,684)             $   2,899
Series B, 9,204,053 shares designated; 8,546,868 shares issued and
  outstanding (aggregate liquidation preference - $51,136)               54,022
Series C, 7,676,640 shares designated; 5,919,180 shares issued and
  outstanding (aggregate liquidation preference - $115,661)             122,906
                                                                     -----------
                                                                      $ 179,827
                                                                     ===========

In April and June 1999, the Company issued 4,745,454 and 73,770 shares of Series A convertible preferred stock at $0.557 and $1.017 per share, respectively. In September, October and December 1999, the Company issued 8,755,796 shares of Series B convertible preferred stock at $5.983 per share for cash and consulting services.

In 1999, the Company entered into an agreement with a consulting firm, under which it issued 417,855 shares of Series B convertible preferred stock initially valued at $2,500,000 for services to be rendered. In May 2000, this arrangement was terminated, and 208,928 shares were forfeited and returned to the Company. The grant of shares was accounted as a variable award contingent on performance. Accordingly, the fair value of the stock grant was re-measured until the shares were vested or forfeited. The remaining 208,921 shares which were not forfeited became fully vested in 2000. In connection with the 208,927 shares which vested, the Company recorded expenses of $3,582,000 during 2000.

In August 2000, the Company completed a round of financing in which 5,905,248 shares of Series C convertible preferred stock were issued at $19.54 per share.

In October 2001, the Company issued 13,932 shares of Series C convertible preferred stock at $19.54 per share in exchange for services.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

8. RESTRUCTURING

During the 2002, the Company undertook restructuring activities to, among other things, reduce its workforce by approximately 162 employees, terminate its office facility lease and sublease agreements (see Note 5) and dispose of certain excess property and equipment. These restructuring actions were taken to align the Company's cost structure with changing market conditions in an attempt to create a more efficient organization and were essentially completed by December 31, 2002. Restructuring related expenses of $2,429,000 were recorded in 2002 as a result of these activities. The following table summarizes charges recorded during 2002 for restructuring activities (in thousands):

                                                                SEVERANCE         LEASE         EXCESS
                                                               AND BENEFITS   TERMINATIONS      ASSETS     TOTAL
                                                               -------------  --------------  ---------- ---------
 Cash payments                                                 $        320   $       1,665   $      --  $   1,985
 Reversal of deferred rent liability                                     --          (1,147)         --     (1,147)
 Net book value of assets disposed                                       --              --       1,666      1,666
 Cash proceeds from sale of property and equipment                       --              --         (71)       (71)
 Non-cash exchange of fixed assets to offset accounts payable            --              --        (529)      (529)
 Impairment write-down of property and equipment                         --              --         525        525
                                                               -------------  --------------  ---------- ---------
    Total Restructuring  Expense                               $         320  $          518  $   1,591  $   2,429
                                                               -------------  --------------  ---------- ---------

The nature of the charges summarized above is as follows:

- Severance and Benefits: The Company initiated a reduction in workforce in January, July and October 2002 resulting in employee terminations of 36, 109 and 17, respectively. As such, the Company paid severance benefits, including severance and payroll taxes, to its terminated employees located principally in the United States resulting in a $320,000 restructuring charge. All severance benefits had been paid as of December 31, 2002.

- Lease Terminations: As discussed in Note 5, the Company terminated its office facility lease and sublease agreements in November 2002 resulting in $1,665,000 in cash payments to the landlords, which was partially offset by the reversal of a $1,147,000 deferred rent liability established in connection with recording rent expense on a straight line basis.

- Excess Assets: In connection with the office facility lease terminations and the contraction of the Company's operations, the Company liquidated certain fixed assets, consisting principally of leasehold improvements, computer equipment and furniture and fixtures, resulting in cash proceeds of $71,000, a $529,000 non cash exchange of fixed assets to offset accounts payable and a $1,066,00 net loss on disposal. In addition, the Company recorded a $525,000 impairment loss on fixed assets that are not expected to be used in operations.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

9.  SIGNIFICANT CUSTOMERS

Revenues recognized from customers representing more than 10% of total revenues for the year are as follows:

                                    2002           2001            2000
                                    ----           ----            ----
                 Customer A          10%            16%              --
                 Customer B          15%            11%             45%
                 Customer C           --            14%              --
                 Customer D          18%            --%              --
                 Customer E           --            30%              --
                 Customer F          28%             --              --

Customer concentrations of accounts receivable at December 31, 2002 were not considered significant due to the minimal balance of accounts receivable on that date.

10. RELATED PARTY TRANSACTIONS

In 2001, in connection with the termination of an executive, the Company accelerated the vesting of 681,250 shares of restricted stock previously issued to the executive. As a result of the modification of the award the Company recognized stock compensation expense of approximately $679,000 during the year ended December 31, 2001.

In 2001, the Company engaged its principal shareholder to search for a candidate to fill an executive management position. The search was conducted by a third party management recruiting firm. The Company paid $258,000 to reimburse the shareholder during 2001.

During 2001, as part of the Company's Chief Executive Officer's ("CEO") acceptance of employment with the Company, the CEO received, among other things, 200,000 fully vested shares of common stock. The Company also loaned its CEO $1,000,000 under the terms of his employment contract. In addition to the initial principal amount of the loan of $1,000,000 ("original loan"), the CEO was also entitled to receive additional loans of $15,000 per month ("monthly loans") until the earlier of the maturity date of the original loan, the date when the CEO was no longer employed with the Company or upon occurrence of an initial public offering. Both the original loan and the monthly loans bear interest at a rate of 4.91% per annum, compounded monthly and have a maturity date of June 15, 2005. The original and monthly loans are recourse only to the extent of 200,000 shares of common stock and a stock option for 1,800,000 shares awarded to the CEO in connection with his employment. As such, the Company recorded the value of the original and monthly loans at the fair value of the collateral, which was $200,000 and recorded compensation expense for $890,000 in the accompanying statement of operations in 2001. At December 31, 2001, the $200,000 balance of the loan was included in lease deposits and other assets.

During January through August 2002, the Company loaned its CEO an additional $789,000 under the terms of his employment agreement. In September 2002, the Company and the CEO entered into stock repurchase and note cancellation agreements whereby the Company purchased from the CEO the 200,000 fully vested shares issued to him during 2001 in consideration for the cancellation of the entire amount owed to the Company by the CEO. As of September 2002, the estimated value of the 200,000 shares was nominal. Accordingly, the Company recorded the $789,000 in loans made during 2002 and the $200,000 value of the original and monthly loans made during 2001 as compensation expense in the accompanying statement of operations in 2002.

As more fully described in Note 4, in November and December 2002, the Company obtained a bridge loan and issued to the lenders warrants to purchase 249,973,373 shares of a newly designated Series A-1 preferred stock with an exercise price per share of $.001. One of the

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

lenders who loaned $2,000,000 of the bridge loan and received 236,658,383 of the related warrants has a significant ownership interest in the Company and ultimately obtained a majority ownership and voting interest in the Company's outstanding capital stock upon the exercise of 8,750,000 of these warrants on January 4, 2003. This warrant exercise facilitated the shareholder approval of the Asset Purchase Agreement dated January 8, 2003 (see Note 1).

Contemporaneously with the Asset Purchase Agreement, on January 8, 2003, the Company's majority shareholder purchased 1,205,354 shares of SEEC common stock at a price of $1.08 per share and entered into a two year consulting agreement with SEEC whereby SEEC agreed (subject to shareholder approval) to issue to the Company's majority shareholder three warrants for the purchase of shares of SEEC common stock as follows:

- Up to a maximum of 1,000,000 shares, at a per share price of $1.10, with the right to acquire 41,667 shares on February 8, 2003 and increasing by 41,667 shares per month on the 8th day of each calendar month thereafter until December 8, 2004; and an additional 41,659 shares on January 8, 2005. In the event that the Company's majority shareholder is terminated as the consultant under the consulting agreement as a result of a material breach by the consultant, this warrant will represent the number of shares that were purchasable immediately prior to such termination. Upon certain other termination events, including a termination by the consultant due to a material breach by SEEC, the warrant will be exercisable for the full 1,000,000 shares. This warrant is exercisable for a period of five years.

- 500,000 shares, at a per share price of $1.35, provided that SEEC's aggregate revenues for the fiscal year ended March 31, 2004, as reported in accordance with generally accepted accounting principles are at least $16,000,000. This warrant is exercisable at any time from April 1, 2004 until April 1, 2009.

- Up to a maximum of 1,000,000 shares, at a per share price of $1.80, provided that SEEC's aggregate revenues for the fiscal year ended March 31, 2004, as reported in accordance with generally accepted accounting principles are at least $20,000,000. In the event that the aggregate revenues for the subject fiscal year are less than $20,000,000 but more than $16,000,000, the number of shares subject to this warrant shall be equal to the prorata share of aggregate revenues in excess of $16,000,000. This warrant is exercisable at any time from April 1, 2004 until April 1, 2009.

11. INCOME TAXES

The Company accounts for income taxes using an asset and liability approach. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts more likely than not to be realized. No income taxes were provided for any periods presented due to the Company's net losses.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

The Company's deferred income tax assets at December 31 are comprised of the following (in thousands):

                                                         2002          2001
                                                    --------------  ------------
Net deferred tax assets:
Net operating loss carryforwards                    $      70,769   $    54,164
Deferred income                                             3,016        10,022
Accruals deductible in different periods                      508         1,623
Research and development credits                            4,526         3,476
Depreciation and amortization                                  30         1,775
                                                    --------------  ------------
Total deferred tax assets                                  78,849        71,060
Valuation allowance                                       (78,849)      (71,060)
                                                    --------------  ------------
Net deferred tax assets                             $          --   $        --
                                                    ==============  ============

Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, as of December 31, 2002, the Company has fully reserved its net deferred tax assets.

At December 31, 2002, the Company has available net operating loss (NOL) carryforwards of approximately $172,223,000 and $128,816,000 to offset future federal and state taxable income, respectively. The federal NOL carryforwards expire in various years through 2022, while the state NOL carryforwards expire in various years through 2012.

At December 31, 2002, the Company also has research and development credit carryforwards of approximately $3,052,000 and $2,233,000 available to offset future federal and state income taxes, respectively. The federal credit carryforward expires in various years through 2022, while the state credit carryforward has no expiration.

Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be an ownership change, the Company's ability to utilize its carryforwards could be limited.